Exhibit 99.1

Solid Biosciences Announces Closing of Acquisition of AavantiBio and Concurrent $75 Million Private Placement

- Transactions create a precision genetic medicine company focused on neuromuscular and cardiac diseases, led by industry veteran Bo Cumbo -

- Company to leverage synergies and key assets, including product candidates for Duchenne muscular dystrophy, Friedreich’s ataxia, BAG3 mediated dilated cardiomyopathy and other undisclosed cardiac diseases, novel capsid libraries, and personnel -

- Combined company has approximately $215 million in cash and investments, which is expected to fund operations into 2025 and support attainment of key milestones for lead gene therapy programs -

CHARLESTOWN, Mass., December 5, 2022 – Solid Biosciences Inc. (Nasdaq: SLDB), a life sciences company focused on advancing meaningful therapies for Duchenne muscular dystrophy (Duchenne), today announced the closing of its acquisition of AavantiBio, a privately held gene therapy company focused on transforming the lives of patients with Friedreich’s ataxia and rare cardiomyopathies, including its pipeline assets and net cash. The combined company will focus on advancing a portfolio of neuromuscular and cardiac programs, including SGT-003, a differentiated gene transfer candidate, for the treatment of Duchenne, AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, AVB-401 for BAG3 mediated dilated cardiomyopathy, and additional assets for the treatment of undisclosed cardiac diseases. Bo Cumbo, the Chief Executive Officer of AavantiBio, will assume the role of President and CEO of Solid Biosciences.

Concurrent with the closing of the merger, Solid closed the previously announced $75 million private placement with a select group of institutional investors and accredited investors. The private placement was led by existing investors Perceptive Advisors, LLC, RA Capital Management and Bain Capital Life Sciences, and other new and existing investors participating in the private placement include CaaS Capital Management, Invus, Laurion Capital Management and Pura Vida Investments.

Solid’s stockholders approved the issuance of shares of Solid common stock in the transactions on December 1, 2022, along with the other proposals presented at the meeting.

Following the closing of the merger and private placement, Solid has total cash and investments of approximately $215 million. Solid expects this will be sufficient to fund the company’s planned operating expenses and capital expenditure requirements into 2025 and enable the potential attainment of key milestones for the combined company’s lead programs.

“The closing of these transactions brings together two companies committed to helping patients and innovations in gene therapy science, bolstered by the capital necessary to advance our lead programs through important developmental milestones,” said Bo Cumbo, President and Chief Executive Officer of Solid Biosciences. “We have a pipeline of assets that have the potential to offer unique value to patients, led by gene therapy programs for Duchenne muscular dystrophy, Friedreich’s ataxia and BAG3 mediated dilated cardiomyopathy. With our current cash, we expect to bring the Duchenne program, SGT-003, through to patient dosing, subject to IND clearance; the FA program, AVB-202, to an IND submission; and the BAG3 program, AVB-401, into preclinical testing. We greatly appreciate our stockholders, the Solid and AavantiBio employees and the patient communities who have supported us, and we look forward to the opportunities ahead for the next phase of Solid Biosciences.”

Cumbo continued, “On behalf of the employees and stockholders of Solid, I would like to extend my sincere thanks to Ilan Ganot for his leadership of Solid over the past nearly 10 years and his commitment to bringing innovation to patients with Duchenne and their families.”

BofA Securities acted as the sole placement agent for the private placement made to institutional investors. Wilmer Cutler Pickering Hale and Dorr LLP acted as legal counsel to Solid Biosciences. Sidley Austin LLP acted as legal counsel to AavantiBio.

About Solid Biosciences

Solid Biosciences is a life science company focused on advancing a portfolio of neuromuscular and cardiac programs, including SGT-003, a differentiated gene transfer candidate, for the treatment of Duchenne, AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, AVB-401 for BAG3 mediated dilated cardiomyopathy, and additional assets for the treatment of undisclosed cardiac diseases. Solid aims to be the center of excellence, bringing together those with expertise in science, technology, disease management and care. Disease-focused and founded by those directly impacted by Duchenne, Solid’s mandate is to improve the daily lives of patients living with these devastating diseases. For more information, please visit www.solidbio.com.

About SGT-003

SGT-003 is Solid’s next-generation AAV gene transfer therapy candidate that utilizes a rationally designed, novel muscle-tropic AAV capsid, called AAV-SLB101, to deliver Solid’s proprietary and differentiated nNOS microdystrophin for the treatment of Duchenne. AAV-SLB101 has demonstrated enhanced muscle biodistribution and transgene expression, as well as reduced liver tropism, compared with AAV9 in in vivo mouse models and, utilizing a reporter transgene, non-human primate in vivo models. SGT-003 has correspondingly demonstrated higher levels of microdystrophin expression in vivo in the mdx mouse model of Duchenne and in vitro in human Duchenne cell lines. Solid is targeting an IND submission for SGT-003 in mid-2023.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future expectations, plans and prospects for the company; the anticipated benefits of the acquisition; the anticipated milestones, business focus and pipeline of the company; the cash runway of the company; the company’s SGT-003 program, including expectations for filing an IND and initiating dosing, AVB-202 program, including expectations for filing an IND, and AVB-401 program; and other statements containing the words “anticipate,” “believe,” “continue,”

“could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the ability to recognize the anticipated benefits of the acquisition; the outcome of any legal proceedings that may be instituted against Solid or AavantiBio following any announcement of the acquisition and related transactions; the ability to obtain or maintain the listing of the common stock of the combined company on the Nasdaq Stock Market following the acquisition; the company’s ability to advance its SGT-003, AVB-202, AVB-401 and other programs on the timelines expected or at all; obtain and maintain necessary approvals from the FDA and other regulatory authorities; obtain and maintain the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicate in clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; whether the methodologies, assumptions and applications the company utilizes to assess particular safety or efficacy parameters will yield meaningful statistical results; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; successfully transition, optimize and scale its manufacturing process; obtain, maintain or protect intellectual property rights related to its product candidates; compete successfully with other companies that are seeking to develop Duchenne and Friedreich’s ataxia treatments and gene therapies; manage expenses; and raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003, AVB-202, AVB-401 and other product candidates, achieve its other business objectives and continue as a going concern. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the company’s views as of the date hereof and should not be relied upon as representing the company’s views as of any date subsequent to the date hereof. The company anticipates that subsequent events and developments will cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so.

Investor Contact:

David Carey

FINN Partners

212-867-1768

David.Carey@finnpartners.com

Media Contact:

Erich Sandoval

FINN Partners

917-497-2867

Erich.Sandoval@finnpartners.com

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